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                                                                     EXHIBIT 5.1
                                                                LEGALITY OPINION



October 13, 1998


Queen Sand Resources, Inc.
Queen Sand Resources, Inc.
Northland Operating Co.
Corrida Resources, Inc.

     Re: Registration Statement on Form S-4; $125,000,000 Aggregate Principal Amount of 12 1/2% Senior Notes due 2008 and the Guarantees thereof

Ladies and Gentlemen:

         We have acted as special counsel for Queen Sand Resources, Inc., a Delaware corporation (the "Company"), and Queen Sand Resources, Inc., a Nevada corporation, Northland Operating Co., a Nevada corporation, and Corrida Resources, Inc., a Nevada corporation (the "Guarantors"), in connection with the proposed issuance by the Company of $125,000,000 aggregate principal amount of 12 1/2% Senior Notes due 2008 (the "Notes") and the guarantees thereof by the Guarantors (the "Guarantees") in exchange for an equivalent amount of the Company's outstanding 12 1/2% Senior Notes due 2008 (the "Old Notes"), which are also guaranteed by the Guarantors. The terms of the offer to exchange are described in the Registration Statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission for the registration of the Notes and the Guarantees under the Securities Act of 1933, as amended (the "Act"). The Old Notes have been, and the Notes will be, issued pursuant to an indenture (the "Indenture") dated as of July 1, 1998, among the Company, the Guarantors and Harris Trust and Savings Bank, as Trustee (the "Trustee").

         In our capacity as your special counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company and the Guarantors in connection with the authorization and issuance of the Notes and the Guarantees and, for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

         In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

         We are opining herein as to the effect on the subject transaction only of the internal laws of the State of Texas. To the extent that the opinions expressed involve considerations of the laws of the State of New York, we have assumed, with your consent, that the laws of the State of New York are identical in all respects to the laws of the State of Texas, other than as to usury (as to which we express no opinion). We express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state.

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Queen Sand Resources, Inc.
October 13, 1998
Page 2



         Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

         1. When executed and delivered by or on behalf of the Company and the Guarantors and authenticated by the Trustee in accordance with the terms of the Indenture, the Notes and the Guarantees will constitute valid and binding obligations of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with their terms.

         To the extent that the obligations of the Company or the Guarantors under the Indenture may be dependent upon such matters, we assume for purposes of this opinion that the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the Indenture; that the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the legally valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms; that the Trustee is in compliance, generally and with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.

         We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained therein under the heading "Legal Matters."


                   Specific Limitations and Qualifications on
          Opinions Regarding Enforceability of the Notes and Guarantees

The enforceability of the Notes and the Guarantees are subject to (a) the effects of (i) applicable bankruptcy, insolvency, reorganization, moratorium, rearrangement, liquidation, conservatorship or similar laws of general application now or hereafter in effect relating to or affecting the rights or remedies of creditors generally, (ii) general equity principles (regardless of whether enforcement is sought in a proceeding in equity or law), and (iii) statutory provisions of the federal Bankruptcy Code and the Uniform Fraudulent Conveyance Act as adopted by the State of Texas (and related court decisions) pertaining to the voidability of preferential or fraudulent transfers, conveyances and obligations, (b) the rights of the United States under the Federal Tax Lien Act of 1966, as amended, and (c) the application of a standard of "good faith" such as that defined in Section 1.203 of the Uniform Commercial Code as adopted in the State of Texas (the "Code"); provided, however, that we note that any limitations referred to in clauses (a)(ii), and (c) imposed by such laws on the enforceability of the Notes and the Guarantees will not prevent the holders thereof from the ultimate realization of the practical benefits of such instruments, except for the economic consequences of any judicial, administrative or other procedural delay that may result from such laws.

We express no opinion as to the enforceability of provisions of the Notes or the Guarantees to the extent that such provisions: (i) state that any party's failure or delay in exercising rights, powers, privileges or remedies under the Notes or the Guarantees, as the case may be, shall not operate as a waiver thereof; (ii) purport to preclude the amendment, waiver, release or discharge of obligations except by an instrument in writing; (iii) purport to indemnify any person for (A) such person's violations of federal or state

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Queen Sand Resources, Inc.
October 13, 1998
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securities laws or environmental laws, or (B) any obligation to the extent such obligation arises from or is a result of such person's own negligence; (iv) purport to establish or satisfy certain factual standards or conditions; (v) purport to sever unenforceable provisions from the Notes or the Guarantees, to the extent that the enforcement of remaining provisions would frustrate the fundamental intent of the parties to such instruments; (vi) restrict access to legal or equitable remedies; or (vii) purport to waive any claim arising out of, or in any way related to, the Notes or the Guarantees. We advise you that the inclusion of such provisions in the Notes or the Guarantees does not render void or invalidate the obligations and liabilities of the Company under other provisions of such instruments.

We express no opinion as to: (i) whether a court would grant specific performance or any other equitable remedy with respect to enforcement of any provision contained in the Notes or the Guarantees; or (ii) the enforceability of any provision contained in the Indenture relating to the appointment of a receiver, to the extent that appointment of a receiver is governed by applicable statutory requirements, and to the extent that such provision may not be in compliance with such requirements.

We express no opinion as to the enforceability of those provisions of the Guarantees that state or mean that the Guarantees shall not be impaired, adversely affected or released by any of the following: (i) any action taken by any holder of the Notes in bad faith, for the purpose of or with the effect of, impairing any of the Guarantors' rights of subrogation, reimbursement, contribution, indemnity or exoneration against the Company, any other guarantor or collateral for the obligations guaranteed; or (ii) a legal determination that the obligations guaranteed are void as a result of illegality.


                                                     Very truly yours,

                                                     /s/ HAYNES AND BOONE, LLP

                                                     Haynes and Boone, LLP